UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Airgain, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130

Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Dear Stockholder:

The 2025 annual meeting of stockholders of Airgain, Inc. will be held on Wednesday, June 11, 2025, at 9:00 a.m., Pacific Time, via a live webcast for the following purposes, as more fully described in the accompanying proxy statement:

1.
To elect three directors to serve as Class III directors for a three-year term to expire at the 2028 annual meeting of stockholders;
2.
To consider and vote upon the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.
To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"); and
4.
To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

We have elected to take advantage of SEC rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.

As noted above, our annual meeting will be a virtual meeting of stockholders, conducted solely by remote communication via a live webcast. There will not be a physical meeting location and stockholders will not be able to attend the annual meeting in person. This means that you can attend the annual meeting online, vote your shares during the online meeting, and submit questions for consideration at the online meeting. To be admitted to the annual meeting’s live webcast, you must register at www.proxydocs.com/AIRG by 2:00 p.m. Pacific Time, on June 9, 2025 (the "Registration Deadline"), as described in the Notice of Internet Availability or the proxy card. As part of the registration process you must enter the Control Number included in your Internet notice, your proxy card or on the instructions that accompanied your proxy materials. After completion of your registration by the Registration Deadline further instructions, including a unique link to access the annual meeting, will be emailed to you.

The foregoing items of business are more fully described in the accompanying proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on April 14, 2025, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you expect to attend our virtual annual meeting, we urge you to vote your shares as soon as possible via the toll-free telephone number or via the Internet, as described in the Notice of Internet Availability and enclosed proxy materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the annual meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the annual meeting if you desire to do so, as your proxy is revocable at your option. For specific voting instructions, please refer to the information provided in the accompanying proxy statement and in the Notice of Internet Availability.

All stockholders are cordially invited to attend the meeting via a live webcast. We appreciate your continued support of the Company.

By Order of the Board of Directors,

/s/ James K. Sims
James K. Sims
Chair of the Board of Directors

San Diego, California
April 29, 2025

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

Proxy Statement for the 2025 Annual Meeting of Stockholders to Be Held on Wednesday, June 11, 2025

The board of directors of Airgain, Inc. (the "Board") is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders to be held on Wednesday, June 11, 2025, at 9:00 a.m., Pacific Time (the "2025 Annual Meeting"). The 2025 Annual Meeting will be a virtual meeting, which will be conducted via a live webcast. Prior registration to attend the 2025 Annual Meeting at www.proxydocs.com/AIRG is required by 2:00 p.m., Pacific Time, on June 9, 2025 (the "Registration Deadline").

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on Wednesday, June 11, 2025:

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”) are available electronically at www.proxydocs.com/AIRG.

General Information About the 2025 Annual Meeting and Voting

Why am I receiving these proxy materials?

We have prepared these proxy materials, including this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote at the 2025 Annual Meeting. This proxy statement summarizes information related to your vote at the 2025 Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the 2025 Annual Meeting via live webcast. However, you do not need to attend the meeting to vote your shares. Instead, you may simply submit your proxy via phone or the Internet in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you requested printed copies of the proxy materials by mail, complete, sign, and return the enclosed proxy card.

Notice of Internet Availability of Proxy Materials.

As permitted by Securities and Exchange Commission ("SEC") rules, we are making this proxy statement and our 2024 Annual Report available to our stockholders electronically via the Internet. On or about May 1, 2025, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2024 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and the 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings and reduce the cost to us associated with the printing and mailing of materials.

Printed Copies of Our Proxy Materials.

If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

How can I attend the 2025 Annual Meeting?

The 2025 Annual Meeting will be accessible through the Internet via a live webcast. You are entitled to participate in the 2025 Annual Meeting if you were a stockholder as of the close of business on our record date of April 14, 2025, or hold a valid proxy for the meeting. To be admitted to the 2025 Annual Meeting’s live webcast, you must register at www.proxydocs.com/AIRG by the Registration Deadline as described in these proxy materials. As part of the registration process you must enter the Control Number shown on your Internet Notice, your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your Control Number or otherwise vote through the bank or broker. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the 2025 Annual Meeting, will be emailed to you. This year’s stockholders’ question and answer session will include questions submitted in advance of the 2025 Annual Meeting. You may submit a question in advance of the meeting as a part of the registration process. Questions pertinent to meeting matters and that are submitted in accordance with our Rules of Conduct for the 2025 Annual Meeting will be answered during the meeting, subject to applicable time constraints. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. In order to promote fairness, efficient use of time and in order to ensure responses to all stockholders, we will respond to up to two questions from a single stockholder.

Who can vote at the 2025 Annual Meeting?

Only stockholders of record at the close of business on the record date for the 2025 Annual Meeting, April 14, 2025, are entitled to vote at the 2025 Annual Meeting. At the close of business on this record date, there were 11,794,084 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the 2025 Annual Meeting if you attend online or vote by proxy. Whether or not you plan to attend the 2025 Annual Meeting online, we encourage you to vote by proxy via the Internet, by telephone, or by mail, as instructed below to ensure your vote is counted.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and this Internet Notice or these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the 2025 Annual Meeting. As a beneficial owner you have the right to direct your broker or other agent on how to vote the shares in your account. As discussed above, if you are a street name stockholder, you are invited to attend and vote your shares at the 2025 Annual Meeting online so long as you register at www.proxydocs.com/AIRG by the Registration Deadline. However, since you are not the stockholder of record, you may be required to request and obtain a valid proxy from your broker, bank, or other agent in order to vote your shares online at the meeting, after following all instructions provided after your successful registration.

What am I voting on?

There are three proposals scheduled for a vote:

Proposal 1: To elect three directors to serve as Class III directors for a three-year term to expire at the 2028 annual meeting of stockholders.

Proposal 2: To consider and vote upon the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Proposal 3: To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

How many votes do I have?

Each share of our common stock that you own as of April 14, 2025, entitles you to one vote.

How do I vote?

With respect to the election of directors, you may either vote “For” the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. With respect to the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, you may vote

“For,” “Against” or “Abstain” from voting. With respect to the advisory vote on the compensation of our named executive officers, you may vote “For,” “Against” or “Abstain” from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the virtual 2025 Annual Meeting, we urge you to vote by proxy prior to the 2025 Annual Meeting to ensure that your vote is counted.

•
Via the Internet: You may vote at www.proxypush.com/AIRG, 24 hours a day, seven days a week by following the instructions provided in the Internet Notice. You will need to use the Control Number shown included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials to vote via the Internet. Votes submitted by the Internet must be received by 9:00 a.m., Pacific Time, on June 11, 2025.
•
By Telephone: You may vote using a touch-tone telephone by calling (866) 829-5171, 24 hours a day, seven days a week. You will need to use the Control Number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials to vote by telephone. Votes submitted by telephone must be received by 9:00 a.m., Pacific Time, on June 11, 2025.
•
By Mail: If you requested printed copies of the proxy materials by mail, you may vote using your proxy card by completing, signing, dating, and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.
•
At the Meeting: You may vote during the virtual 2025 Annual Meeting through www.proxydocs.com/AIRG. To be admitted to the 2025 Annual Meeting and vote your shares, you must register to attend the 2025 Annual Meeting at www.proxydocs.com/AIRG by the Registration Deadline, 2:00 p.m., Pacific Time on June 9, 2025, and provide the Control Number included in your Internet Notice, your proxy card, or on the instructions that accompanied your proxy materials. After completion of your registration, further instructions, including a unique link to access the 2025 Annual Meeting, will be emailed to you.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank, or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received voting instructions from that organization rather than directly from us. Please check with your bank, broker, or other agent and follow the voting instructions they provide to vote your shares. Generally, you have three options for returning your proxy.

•
By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your broker, bank, or other agent to determine whether you may vote by telephone or electronically on the Internet and follow the instructions on the voting instruction card or other information provided by your broker, bank, or other agent. Many banks and brokerage firms offer Internet and telephone voting. If your bank, broker, or other agent does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.
•
By Mail: You may vote by signing, dating, and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank, or other agent.
•
At the Virtual Annual Meeting: To vote online during the virtual 2025 Annual Meeting, follow the instructions from your broker, bank, or other agent included with these proxy materials or contact your broker, bank, or other agent to request the proxy form that authorizes you to vote. Generally, you will: 1) obtain a legal proxy from your broker, bank, or other agent, 2) send the legal proxy in an email with the subject line “Legal Proxy – Airgain” to DSMSUPPORT@BETANXT.COM by 2:00pm PT June 9, 2025, 3) register to attend the 2025 Annual Meeting at www.proxydocs.com/AIRG by the Registration Deadline and provide the Control Number included in your Internet Notice, your proxy card, or on the instructions that accompanied your proxy materials. After completion of your registration, further instructions, including a unique link to access the 2025 Annual Meeting, will be emailed to you.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•
You may send in another signed proxy with a later date;
•
You may authorize a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the 2025 Annual Meeting will be counted); or
•
You may notify our corporate secretary in writing before the 2025 Annual Meeting that you have revoked your proxy, after which notification you are entitled to submit a new proxy or, so long as you register in advance, vote at the meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote virtually at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot at the Annual Meeting.

What constitutes a quorum?

The presence at the 2025 Annual Meeting, whether by attendance or by proxy, of holders representing a majority of our outstanding common stock as of April 14, 2025, or 5,897,043 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The three nominees who receive the most “For” votes (among votes properly cast at the 2025 Annual Meeting or by proxy) will be elected. Only votes “For” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Grant Thornton LLP must receive “For” votes from the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal. Only votes “For” or “Against” will affect the outcome.

Proposal 3: Approval of the Compensation of the Named Executive Officers. The approval of the compensation of the named executive officers must receive “For” votes from the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal. Only votes “For” or “Against” will affect the outcome.

Voting results will be tabulated and certified by the inspector of election appointed for the 2025 Annual Meeting.

How will my shares be voted if I do not specify how they should be voted?

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the 2025 Annual Meeting in accordance with the Board’s recommendation on all matters presented for a vote at the 2025 Annual Meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with the Board’s recommendation.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the effect of withheld votes, abstentions, and broker non-votes?

Shares of common stock held by persons attending the virtual 2025 Annual Meeting but not voting and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal will be counted as present for purposes of determining the presence of a quorum. Abstentions are not an affirmative or negative vote on a proposal, so abstaining does not count as a vote cast and has no effect for purposes of determining whether our stockholders have ratified the appointment of Grant Thornton LLP, our independent registered public accounting firm, or whether our stockholders have approved the compensation of the named executive officers. The election of directors is determined by a plurality of votes cast, so a “Withhold” vote will not be counted in determining the outcome of such proposal.

Shares represented by proxies that reflect a “broker non-vote” will be counted as present for purposes of determining whether the presence of a quorum exists. As discussed above, a “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors and the advisory vote to approve the compensation of the named executive officers, which are considered non-routine matters, broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Grant Thornton LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

How does the Board recommend that I vote?

The Board recommends that you vote:

•
“For” each of the nominees for election as director;
•
“For” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•
“For” the approval of the compensation of our named executive officers.

If you vote via the Internet, by telephone, or sign and return the proxy card by mail but do not make specific choices, your shares, as permitted, will be voted as recommended by our Board. If any other matter is presented at the 2025 Annual Meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement we know of no matters that need to be acted on at the 2025 Annual Meeting, other than those discussed in this proxy statement.

Who is paying the costs of soliciting these proxies?

We will pay all costs of soliciting these proxies. Our directors, officers, and other employees may solicit proxies in person or by mail, telephone, fax, or email. We will not pay our directors, officers, and other employees any additional compensation for these services. We will ask banks, brokers, and other institutions, nominees, and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

How do I obtain a 2024 Annual Report?

If you would like a copy of our 2024 Annual Report filed with the SEC on February 27, 2025, we will send you one without charge. Please write to:

Airgain, Inc.

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the “Investors—SEC Filings” section of our website at www.airgain.com.

How can I find out the results of the voting at the 2025 Annual Meeting?

Preliminary voting results will be announced at the 2025 Annual Meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the 2025 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Proposal 1: Election of Directors

Our Board is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until the third annual meeting following election and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, or removal. As detailed in the section below, the current composition of our Board is as follows: Class I consists of James K. Sims and Tzau-Jin Chung; Class II consists of Joan H. Gillman and Arthur M. Toscanini; and Class III consists of Kiva A. Allgood, Thomas A. Munro, and Jacob Suen.

Our Board believes that there is no single approach to corporate governance that is appropriate for all companies and that the key consideration in determining whether to implement a particular governance practice is whether that practice promotes the interests of stockholders, taking into account the specific circumstances of Airgain. The Board has reviewed the rationale for its current classified structure and continues to believe that a classified Board is the appropriate Board structure for Airgain at this time and is in the best interest of our stockholders for the reasons set forth below:

Long-Term Focus

The Board believes that a classified Board encourages directors to look to the long-term best interests of Airgain and our stockholders by strengthening the independence of non-employee directors against the often short-term focus of certain investors and special interests.

Continuity of Board Leadership

A classified Board allows for a greater amount of stability and continuity, providing institutional perspective and knowledge both to management and other directors in a time of growth and transformation for Airgain. By its very nature, a classified Board ensures that at any given time there will be experienced directors serving on our Board who are fully immersed in and knowledgeable about our highly technical business, including our relationships with our current and potential strategic partners, as well as the competition, opportunities, risks and challenges that exist in our industry. Each year the nominating and corporate governance committee reviews the qualifications and performance of the directors prior to nominating them to stand for election. We believe the benefit of a classified Board to Airgain and our stockholders comes from the continuity of highly qualified, engaged and knowledgeable directors.

Unsolicited Takeover Protection

A classified Board can reduce vulnerability to potential abusive takeover tactics by encouraging persons seeking control of Airgain to negotiate with the Board and thereby better positioning the Board to negotiate effectively on behalf of all stockholders. Because less than a majority of directors stand for election at each annual meeting under a classified Board structure, a hostile bidder could not simply replace a majority of the Board at a single annual meeting with directors aligned with the hostile bidder’s own interests, thereby gaining control of Airgain without paying a fair market price to all stockholders. Rather, in the interests of fairness to stockholders as a whole, having a classified Board encourages the hostile bidder to negotiate directly with the Board on a potential transaction.

At this meeting, three nominees for director are to be elected as Class III directors for a three-year term expiring at our 2028 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees who were recommended for nomination by the nominating and corporate governance committee of our Board are Ms. Allgood, Mr. Munro, and Mr. Suen. The Class I directors have one year remaining on their terms of office and the Class II directors have two years remaining on their term of office.

If no contrary indication is made, proxies in the accompanying form are to be voted for Ms. Allgood, Mr. Munro, and Mr. Suen, or in the event that Ms. Allgood, Mr. Munro, and Mr. Suen is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy. Ms. Allgood, Mr. Munro, and Mr. Suen are current members of our Board.

All our directors bring to the Board significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or private equity and venture capital firms. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Board Qualifications and Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board

Term expiring at the
2025 Annual Meeting of Stockholders (Class III)

Name	Age	Present position with Airgain, Inc.
Jacob Suen	51	Director, President and Chief Executive Officer
Kiva A. Allgood	52	Director
Thomas A. Munro	68	Director

Jacob Suen has served on our Board and as Chief Executive Officer since August 2019 and as our President since January 2019. He previously served as our Senior Vice President, Worldwide Sales from May 2017 through January 2019. Mr. Suen started with the Company in April 2006 as the Vice President of Asia Pacific Sales. He previously served as the Director of Business Development from 1998 to 2005 at Paradyne Corporation. Prior to Paradyne, Mr. Suen was a development engineer at GVN Technologies in 1998. From 1997 to 1998 Mr. Suen was a software development engineer for Motorola, Inc. Mr. Suen received his MBA from the University of Colorado, MS in Management from the University of South Florida, and BS in Computer and Electrical Engineering from the University of Florida.

Mr. Suen’s extensive technical background in communication, product knowledge, extensive experience in the industries we operate and experience at our business contributed to our Board’s conclusion that he should serve as a director of our Company.

Kiva A. Allgood has served on our Board since July 2021. Ms. Allgood was the President and Chief Executive Officer of Sarcos Technology and Robotics Corporation (now known as Palladyne AI Corp. (NASDAQ: PDYN)), a manufacturer of advanced robotic systems, from December 2021 to June 2023, and prior to that served as Global Head of IoT and Automotive for Ericsson (NASDAQ: ERIC), a global provider of communications technology, from April 2019 to July 2021. Previously, she served as Chief Commercial Development Officer, GE Business Innovations and as Managing Director, GE Ventures for GE Ventures and Business Innovation, a corporate venture company and innovation group of General Electric Company (NYSE: GE). Ms. Allgood also served as President, Qualcomm Intelligent Solutions and Vice President, New Business Development for Qualcomm Incorporated (NASDAQ: QCOM), a global provider of foundational technologies and products used in mobile devices and other wireless products. Ms. Allgood previously served on the boards of directors of Synaptics Incorporated (NASDAQ: SYNA) and Sarcos Technology.

Since December 2023, Ms. Allgood has been with the World Economic Forum as the Head of the Centre for Advanced Manufacturing and Supply Chains and a Member of the Executive Committee. Ms. Allgood has an MBA from the Kellogg School of Management at Northwestern University and a Bachelor of Science degree from Northwestern University .

Ms. Allgood’s extensive experience as an operating executive in the communications technology industries contributed to our Board’s conclusion that she should serve as a director of our Company.

Thomas A. Munro has served on our Board since 2004. Mr. Munro was the Chief Executive Officer of Verimatrix, Inc., an internet security technology company, a position he held from April 2005 to March 2019. Prior to Verimatrix, Mr. Munro was the President of Wireless Facilities, Inc. from 2001 to 2003 and Chief Financial Officer from 1997 to 2001. Previously he was the Chief Financial Officer of Precision Digital Images from 1994 to 1995 and of MetLife Capital Corporation from 1992 to 1994. Mr. Munro has previously served on the boards of directors of private companies Kineticom, Inc., CommNexus, Shadowbox and BandwidthX. Mr. Munro holds a BA in business and an MBA from the University of Washington.

Mr. Munro’s extensive knowledge of our business and history and experience in the wireless technology industry contributed to our Board’s conclusion that he should serve as a director of our Company.

Members of the Board Continuing in Office

For a three-year term expiring at the
2026 Annual Meeting of Stockholders (Class I)

Name	Age	Present position with Airgain, Inc.
James K. Sims	78	Chair of the Board of Directors
Tzau-Jin Chung	62	Director

James K. Sims has served as our Chair of the board of directors since November 2003. Mr. Sims previously served as our Chief Executive Officer from March 2019 to August 2019, as our interim Chief Executive Officer from May 2018 to March 2019 and as our Executive Chair from October 2018 to March 2019. Mr. Sims has served as the Chair and Chief Executive Officer of GEN3 Partners, a consulting company that specializes in science-based technology development, since 1999, and as Managing Partner of its affiliated private equity investment fund, GEN3 Capital, LLP, since 2005. In 2017, Mr. Sims was the founding partner of Silicon Valley Data Capital and founded Silicon Valley Data Science in 2012, where he is currently the Chair. Mr. Sims also founded Cambridge Technology Partners in 1991 where he held the position of Chief Executive Officer. Prior to Cambridge Technology Partners, Mr. Sims also founded Concurrent Computer Corporation. Mr. Sims currently serves on the boards of directors of GBank, Financial Holdings Inc. (OTCQX: GBFH) and various private companies including Connections 365, Inc., Bright Volt, Inc., and Merritt Hotel.

Mr. Sims’ extensive experience as a director of several public and private companies, as well as his extensive experience as a founder and venture capital investor in the technology industry, contributed to our Board's conclusion that he should serve as a director of our Company.

TJ Chung has served on our Board since October 2018. Mr. Chung is currently a Senior Founding Partner at Core Industrial Partners LLC, a private equity firm investing in North American lower middle-market industrial technology and manufacturing businesses, a position he has held since July 2017. From January 2013 until his retirement in May 2016, Mr. Chung served as Chief Executive Officer of TeletracNavman, a leading global SaaS provider of commercial telematics solutions. From July 2007 to December 2012, Mr. Chung was Chief Executive Officer of Navman Wireless. Previously, Mr. Chung served as President of the New Technologies Division of Brunswick Corporation from 2002 to 2007. Prior to that he served as Chief Strategy Officer of Brunswick Corporation and Senior Vice President of Brunswick Corporation’s Mercury Marine Division. Before joining Brunswick Corporation, Mr. Chung was an executive at Emerson Electric. Mr. Chung currently serves on the boards of directors of Littelfuse, Inc. and Fathom Digital Manufacturing Corp. Mr. Chung earned his bachelor’s degree in science with honors, electrical and computer engineering from the University of Texas at Austin. He also holds a MS in computer science from North Carolina State University and an MBA from the Fuqua School of Business at Duke University.

Mr. Chung’s extensive experience as an operating executive in the telecommunications, wireless, and technology industries contributed to our Board’s conclusion that he should serve as a director of our Company.

Term expiring at the
2027 Annual Meeting of Stockholders (Class II)

Name	Age	Present position with Airgain, Inc.
Joan H. Gillman	61	Director
Arthur M. Toscanini	82	Director

Joan H. Gillman has served on our Board since November 2016. Ms. Gillman joined our board following 10 years as Executive Vice President and Chief Operating Officer of Time Warner Cable Media, a subsidiary of Time Warner Cable. She currently serves on the boards of directors of InterDigital, Inc. (NASDAQ: IDCC) and Cumulus Media Inc. (NASDAQ: CMLS). She has previously served on the board of directors of Centrica PLC in The United Kingdom. She also serves on the boards of privately held companies such as BIA Communications (Boldyn Networks), Transit Wireless LLC, BlackArrow LLC and National Cable Communications. It also includes board roles in industry associations such as the Interactive Advertising Bureau, and non-profits such as the Jesuit Volunteer Corp, the College of the Holy Cross Board of Trustees, and the CityParks Foundation. Prior to Time Warner Cable, Ms. Gillman served in senior executive roles at OpenTV Corporation, British Interactive Broadcasting Holdings Limited and Physicians’ Online Inc., and served as State Director and Legislative Director in the Office of U.S. Senator Chris Dodd. She holds a BA in English from College of the Holy Cross and an MA in Legislative from George Washington University.

Ms. Gillman’s extensive experience as an operating executive in the cable and technology industries, as well as her service as a director of numerous public and private companies, contributed to our board of directors’ conclusion that she should serve as a director of our Company.

Arthur M. Toscanini has served on our Board since 2005. Mr. Toscanini is the Chief Financial Officer of GEN3 Partners, a position he has held since 2000. Prior to GEN3 Partners, he was with Cambridge Technology Partners from 1991 to 2000, where he served as the Chief Financial Officer. Mr. Toscanini also served as Vice President and Controller of Concurrent Computer Corporation from 1986 to 1991. Prior to Concurrent Computer Corporation, he worked at Perkin- Elmer Data Systems Group. He holds a BA in accounting from Pace University and an MA in management from Monmouth University .

Mr. Toscanini’s extensive knowledge of our business and experience as a chief financial officer contributed to our Board’s conclusion that he should serve as a director of our Company.

Board Independence

Our Board currently consists of seven members. Our Board has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq Stock Market LLC ("Nasdaq") listing standards, except for Mr. Suen, our President and Chief Executive Officer. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his/her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our Board is currently led by its Chair, James K. Sims. Our Board recognizes that it is important to determine an optimal board leadership structure to ensure independent oversight of management as the Company continues to grow.

Pursuant to our Corporate Governance Guidelines the Board determines the best board leadership structure for our Company from time to time. As part of our annual board self-evaluation process, we evaluate our leadership structure to ensure that the board continues to believe that it provides the optimal structure for our Company and stockholders. We recognize that different board leadership structures may be appropriate for companies in different situations. We believe our current leadership structure is the optimal structure for our Company at this time.

Each of the directors, other than Mr. Suen, is independent, and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during Board meetings, the independent directors have regular executive sessions. Following an executive session of independent directors, the independent directors communicate with Mr. Suen directly regarding any specific feedback or issues, provide Mr. Suen with input regarding agenda items for Board and Board committee meetings, and coordinate with Mr. Suen regarding information to be provided to the independent directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined Chief Executive Officer/Director structure.

Role of Board in Risk Oversight Process

Our Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, and reputational risk.

The audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention, and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor, or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board as a whole.

Board Meetings

During 2024, our Board met six times. In 2024, each director attended at least 88% of the total number of meetings held during such director’s term of service by the Board and each committee of the Board on which such director served.

Board Committees and Independence

Our Board has established three standing committees: audit, compensation, and nominating and corporate governance, each operating under a charter that has been approved by our Board. The table below provides current committee membership information for each of the Board committees.

Committees
Name	Audit	Compensation	Nominating and Corporate Governance
James K. Sims		X
Kiva A. Allgood			X
Tzau-Jin Chung		X
Joan H. Gillman	X		Chair
Thomas A. Munro	X	Chair
Arthur M. Toscanini	Chair
Number of committee meetings held in 2024	4	2	3

Audit Committee

The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

•
appointing our independent registered public accounting firm;
•
evaluating the qualifications, independence, and performance of our independent registered public accounting firm;
•
approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•
reviewing the design, implementation, adequacy, and effectiveness of our internal accounting controls and our critical accounting policies;
•
discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•
reviewing, overseeing, and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•
reviewing on a periodic basis—or as appropriate—any investment policy and recommending to our Board any changes to such investment policy;
•
reviewing any earnings announcements and other public announcements regarding our results of operations;
•
preparing the report that the SEC requires in our annual proxy statement;
•
discussing the Company’s policies with respect to risk assessment and risk management, including with respect to cybersecurity;
•
reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and
•
reviewing and evaluating—at least annually—the performance of the audit committee and its members including compliance of the audit committee with its charter.

Our Board has determined that all members of the audit committee are independent directors under the applicable rules and regulations of Nasdaq and by Rule 10A-3 of Securities and Exchange Act of 1934, as amended (the "Exchange Act"). In addition, all members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that each of Mr. Toscanini and Mr. Munro is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, which the audit committee will review and evaluate at least annually.

Compensation Committee

The compensation committee approves or recommends to our Board, policies and programs relating to compensation and benefits of our officers and employees. The compensation committee (a) approves or recommends to our Board annual corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, (b) evaluates the performance of these officers relative to those goals and objectives, (c) approves or recommends to our Board the compensation of these officers, and (d) approves or recommends to our Board the issuance of equity awards under our equity plan.

Our Board has determined that all members of the compensation committee are independent under the applicable rules and regulations of Nasdaq relating to compensation committee independence and “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee operates under a written charter which the compensation committee will review and evaluate at least annually.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for assisting our Board in discharging its responsibilities regarding the identification of qualified candidates to become members of our Board, the selection of nominees for election as directors at our annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our Board and any committees thereof. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our Board concerning governance matters and oversight of the evaluation of our Board, and concerning environmental, social, and governance (ESG) matters and initiatives.

Our Board has determined that all members of the nominating and corporate governance committee are independent under the applicable rules and regulations of Nasdaq. The nominating and corporate governance committee operates under a written charter which the nominating and corporate governance committee will review and evaluate at least annually.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee during 2024 has ever been one of our officers or employees, other than Mr. Sims who served as our Chief Executive Officer from March 2019 to August 2019, our interim Chief Executive Officer from May 2018 to March 2019, and our Executive Chair from October 2018 to March 2019 (Mr. Sims was not a member of our compensation committee during any of such periods). None of our executive officers currently serves, or has served, as a member of the Board or compensation committee of any entity that has one or more executive officers who have served as a member of our Board or compensation committee.

Board Qualifications and Director Nomination Process

Director Qualifications

Our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills, experience and characteristics required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will consider personal and professional integrity, and ethics along with other factors the committee may deem to be relevant, such as:

•
experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•
experience as a board member of another publicly held company;
•
professional and/or academic experience relevant to our industry;
•
professional leadership skills;
•
contribution to the range of relevant backgrounds, perspectives, experiences and expertise on the board;
•
experience in finance and accounting and/or executive compensation practices; and
•
whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable.

Currently our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its range of experience in these various areas.

Other than the foregoing there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our Company and our stockholders. The nominating and corporate governance committee does, however, believe it appropriate for at least one, and preferably, several members of our

Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our Board meet the definition of “independent director” under Nasdaq qualification standards. The nominating and corporate governance committee also believes it is appropriate for our Chief Executive Officer and President to serve as a member of our Board.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination while, at the same time, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise.

If any member of our Board does not wish to continue in service, if our Board decides not to re-nominate a member for re-election, or if the Board decides to expand the size of the Board, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our Board and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience, and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations the nominating and corporate governance committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of our Company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our Board.

The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders and we do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our Board, management, or other parties are evaluated.

Under our amended and restated bylaws, a stockholder wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangement or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the 2026 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our Board at our annual meeting, we encourage all of our directors to attend. Five members of our Board at the time attended our annual meeting of stockholders in 2024.

Communications with our Board

Stockholders seeking to communicate with our Board should submit their written comments to our corporate secretary, Airgain, Inc., 3611 Valley Centre Drive, Suite 150, San Diego, CA 92130. The corporate secretary will forward such communications to each member of our Board; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Insider Trading Policy and Prohibition Against Pledging and Hedging

We have adopted Insider Trading Compliance Policy and Procedures (“Insider Trading Policy”), governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and other covered persons that are designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing rules, as applicable. A copy of our Insider Trading Policy is filed as an exhibit to our most recently filed annual report on Form 10-K. It is our policy to comply with U.S. insider trading laws and regulations, including with respect to transactions in our own securities.

In addition, our Insider Trading Policy prohibits our officers, directors, and employees pledging our stock as collateral to secure loans and from engaging in hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds. It further prohibits margin purchases of our stock or placing our stock in a margin account, short sales of our stock, and any transactions in puts, calls, or other derivative securities involving our stock.

Corporate Governance

Our Company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, and Nominating and Corporate Governance Committee Charter are available, free of charge, on our website at www.airgain.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our Company’s other corporate governance documents, free of charge, to any stockholder upon written request to Airgain, Inc., 3611 Valley Centre Drive, Suite 150, San Diego, CA 92130, Attention: Corporate Secretary.

Director Compensation

Our Board has approved a compensation policy for our non-employee directors. The non-employee director compensation policy provides for annual retainer fees and long-term equity awards for our non-employee directors. Pursuant to the terms of the non-employee director compensation policy, each non-employee director, other than the Chair, will receive an annual retainer of $32,000. Our Chair of the Board receives an annual retainer of $58,500. Non-employee directors serving as the chairs of the audit, compensation, and nominating and corporate governance committees will receive additional annual retainers of $16,000, $10,600, and $8,000, respectively. Non-employee directors serving as members of the audit, compensation, and nominating and corporate governance committees will receive additional annual retainers of $8,000, $5,300 and $4,000, respectively.

Each non-employee director who is newly elected or appointed to the Board will also receive, effective on the date of such election or appointment (or such other date specified by the Board), (1) an initial grant of options to purchase a number of shares of our common stock having a value of $50,000, calculated as of the date of grant in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that we utilize in preparation of our financial statements and the thirty calendar day trailing average trading price of our common stock preceding the date of grant, or the Thirty-Day Trailing Average, plus (2) such number of restricted stock units (RSUs) as is determined by dividing (A) $50,000 by (B) the Thirty-Day Trailing Average, which initial awards will vest in substantially equal installments on each of the first three anniversaries of the date of grant. Non-employee director’s initial awards shall vest in full immediately prior to the occurrence of a change in control, to the extent outstanding at such time. The Thirty-Day Trailing Average refers to the thirty trading days preceding the date of grant.

Each non-employee director will receive an annual award on the first trading day in February of each year of (1) a number of stock options having a value of $30,000 (with the award to the Chair of the Board having a value of $45,000), calculated as of the date of grant in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that we use in preparation of our financial statements and the Thirty-Day Trailing Average), plus (2) such number of RSUs as is determined by dividing (A) $30,000 (with the award to the Chair of the Board having a value of $45,000) by (B) the Thirty-Day Trailing Average, which annual awards will vest on the first anniversary of the date of grant. All of the non-employee directors' awards shall vest in full immediately prior to the occurrence of a change in control, to the extent outstanding at such time.

In addition, the non-employee director compensation policy contains an ownership guideline requiring members of the Board to own shares with a value of at least three times the then-current annual retainer. A newly appointed director is subject to this guideline within three years after the director’s first appointment to the Board. Compensation under our compensation policy is subject to the annual limits on non-employee director compensation set forth in our 2016 Incentive Award Plan, referred to herein as the 2016 Plan. Our Board or its authorized committee may modify the non-employee director compensation policy from time to time in the exercise of its business judgment, considering such factors and circumstances as it shall deem relevant from time to time, subject to the annual limit on non-employee director compensation set forth in the 2016 Plan. As provided in the 2016 Plan, our Board or its authorized committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board or its authorized committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.

Mr. Suen, who serves as our President and Chief Executive Officer and a member of our Board receives no additional compensation for his service as a director.

The following table sets forth information for the year ended December 31, 2024, regarding the compensation awarded to, earned by, or paid to our non-employee directors who served on our Board during 2024:

Name	Fees earned or paid in cash	Option awards(1)	Stock awards(1)	All other compensation	Total
Kiva A. Allgood	$36,000	$37,220	$37,295	$—	$110,516
Tzau-Jin Chung	$38,200	$37,220	$37,295	$—	$112,716
Joan H. Gillman	$48,000	$37,220	$37,295	$—	$122,516
Thomas A. Munro	$49,267	$37,220	$37,295	$—	$123,782
James K. Sims	$63,800	$55,832	$55,941	$—	$175,573
Arthur M. Toscanini	$49,767	$37,220	$37,295	$—	$124,282

(1) Amounts reflect the full grant-date fair value of stock awards and stock options granted during 2024 computed in accordance with Accounting Standards Codification, or ASC, Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to our directors in Note 12 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 27, 2025.

The table below shows the aggregate numbers of RSU and stock option awards held by each non-employee director listed in the table above outstanding at December 31, 2024:

Name	Options	Restricted Stock Units
Kiva A. Allgood	33,451	8,381
Tzau-Jin Chung	57,035	8,381
Joan H. Gillman	74,201	8,381
Thomas A. Munro	102,682	8,381
James K. Sims	355,839	12,571
Arthur M. Toscanini	104,881	8,381

Vote Required; Recommendation of the Board

If a quorum is present and voting at the 2025 Annual Meeting, directors shall be elected by a plurality of votes cast, meaning that the nominees receiving the highest number of shares voted “For” their election will be elected to our Board. Votes withheld from any nominee, abstentions, and broker non-votes will be counted only for purposes of determining a quorum and are not considered votes cast for the foregoing purpose. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Our Board unanimously recommends that the stockholders vote “for” the election of Kiva A. Allgood, Thomas A. Munro, and Jacob Suen. Proxies solicited by the Board will be so voted unless stockholders specify otherwise.

Proposal 2: Ratification of Appointment of

Independent Registered Public Accounting Firm

The audit committee has approved the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025, and has further directed that management submit the appointment of independent registered public accounting firm for ratification by the stockholders at the 2025 Annual Meeting. Grant Thornton LLP has served as our independent registered public accounting firm since May 2022. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm is not required by Delaware law, the Company’s amended and restated certificate of incorporation, or the Company’s amended and restated bylaws. However, the audit committee is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment the audit committee will reconsider whether to retain that firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us by Grant Thornton LLP, our independent registered public accounting firm for services related to the years ended December 31, 2024 and 2023, respectively (in thousands):

	2024	2023
Audit fees	$433	$423
Audit related fees	53	—
Tax fees	120	175
Total	$606	$598

Audit fees. Amounts include fees to audit and review the Company’s annual and quarterly reports filed with the SEC, as well as regulatory filings.

Audit-related fees. Amounts consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or our year-end financial statements and are not reported under “Audit fees.” This category includes fees for assurance procedures on financial information of an at-the-market securities offering.

Tax fees. Amounts consist of professional services rendered for tax compliance, tax advice, and tax planning. This category includes fees for completion of R&D tax credit studies, and consulting on tax matters related to our international operations.

The audit committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. During 2024, the audit committee pre-approved all audit and permitted non-audit services provided by Grant Thornton LLP.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and the effect of any new accounting initiatives.

The Audit Committee reviewed with Grant Thornton LLP, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, and not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and the matters listed in Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee has discussed with Grant Thornton LLP its independence from management, and the Company has received from Grant Thornton LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee met with Grant Thornton LLP to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the Company’s financial reporting. Grant Thornton LLP, as the Company’s independent registered public accounting firm, also periodically updates the Audit Committee about new accounting developments and their potential impact on the Company’s reporting. The Audit Committee’s meetings with Grant Thornton LLP were held with and without management present. The Audit Committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Company’s Board that the audited financial statements be included in our 2024 Annual Report.

The Audit Committee and the Company’s Board have recommended, subject to stockholder approval, the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2025.

This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC, and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Audit Committee.

AUDIT COMMITTEE
Arthur M. Toscanini
Thomas A. Munro
Joan H. Gillman

Vote Required; Recommendation of the Board

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal will be required to ratify the appointment of Grant Thornton LLP, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

Our Board unanimously recommends that the stockholders vote “for” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Proxies solicited by the Board will be so voted unless stockholders specify otherwise.

Proposal 3: Advisory Vote on the Compensation Paid to Our Named Executive Officers

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), our stockholders are entitled to vote at the annual meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our Board.

Although the vote is non-binding, our compensation committee and Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the “Executive Compensation and Other Information” section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the “Executive Compensation and Other Information” section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The compensation committee and the Board believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that Airgain, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Airgain, Inc.’s Proxy Statement for the 2025 Annual Meeting.”

Vote Required; Recommendation of the Board

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal will be required to approve the advisory vote regarding the compensation of the named executive officers. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Our Board unanimously recommends that the stockholders vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our common stock as of April 14, 2025, by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•
each of our directors;
•
each of our named executive officers; and
•
all directors and executive officers as a group.

The number of shares beneficially owned by each stockholder, executive officer, or director is determined in accordance with SEC rules. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power as well as any shares that the person has the right to acquire within 60 days of April 14, 2025, through the exercise of any stock options, warrants, or other rights. Except as otherwise indicated, and subject to applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person. For purposes of calculating each person’s or group’s percentage ownership, stock options, warrants, and other rights exercisable within 60 days of April 14, 2025, are included for that person but not for any other person.

The percentage of shares beneficially owned is based on 11,794,084 shares of our common stock outstanding as of April 14, 2025. Unless otherwise noted below, the address of each person listed on the table is c/o Airgain, Inc., 3611 Valley Centre Drive, Suite 150, San Diego, CA 92130.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage of Shares
5% and Greater Stockholders
William Blair & Company, L.L.C.(1)	837,679	7.1%
Marathon Micro Fund, L.P.(2)	732,205	6.2%
Ameriprise Financial, Inc.(3)	618,019	5.2%
First Eagle Investment Management, LLC(4)	597,797	5.1%

Named Executive Officers and Directors
Kiva A. Allgood(5)	57,876	*
Tzau-Jin Chung(6)	89,280	*
Michael Elbaz(7)	137,826	1.2%
Joan H. Gillman(8)	105,989	*
Thomas A. Munro(9)	137,523	1.2%
Ali Sadri(10)	142,592	1.2%
James K. Sims(11)	737,929	6.1%
Jacob Suen(12)	788,585	6.3%
Arthur M. Toscanini(13)	190,633	1.6%
All current directors and executive officers as a group (9 persons)	2,388,233	17.8%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1) Based on information disclosed in the Schedule 13G filed with the SEC on February 12, 2024 by William Blair & Company, L.L.C. This schedule reported that William Blair & Company, L.L.C. has sole voting power with respect to 771,954 shares and sole dispositive power with respect to 837,679 shares. The address for this entity is 150 North Riverside Plaza, Chicago, IL 60606.

(2) Based on information disclosed in the Schedule 13G filed with the SEC on December 15, 2023 by Marathon Micro Fund, L.P. This schedule reported that Marathon Micro Fund, L.P. has sole voting power and sole dispositive power with respect to 732,205 shares. The address for this entity is 4 North Park Drive, Suite 106, Hunt Valley, MD 21030.

(3) Based on information disclosed in the Schedule 13G/A filed with the SEC on February 14, 2024 by Ameriprise Financial, Inc. ("AFI"), and Columbia Management Investment Advisors, LLC ("CMIA"). This schedule reported that

AFI and CMIA have shared voting power with respect to 616,719 shares and that AFI and CMIA have shared dispositive power with respect to 618,019 shares and 616,719 shares, respectively. AFI is the parent company of CMIA and may be deemed to beneficially own the shares reported by CMIA. Each of AFI and CMIA disclaims beneficial ownership of the shares. The address for AFI is 145 Ameriprise Financial Center, Minneapolis, MN 55474. The address for CMIA is 290 Congress Street, Boston, MA 02210.

(4) Based on information disclosed in the Schedule 13G filed with the SEC on November 12, 2024 by First Eagle Investment Management, LLC. This schedule reported that First Eagle Investment Management, LLC has sole voting power and sole dispositive power with respect to 597,797 shares. The address for this entity is 1345 Avenue of the Americas, New York, NY 10105.

(5) Includes 33,451 shares of common stock that Ms. Allgood has the right to acquire from us within 60 days of April 14, 2025, pursuant to the exercise of stock options. Beneficial ownership includes 16,891 shares of common stock underlying RSUs the issuance of which has been deferred.

(6) Includes 57,035 shares of common stock that Mr. Chung has the right to acquire from us within 60 days of April 14, 2025, pursuant to the exercise of stock options.

(7) Includes 90,443 shares of common stock that Mr. Elbaz has the right to acquire from us within 60 days of April 14, 2025, pursuant to the exercise of stock options.

(8) Includes 74,201 shares of common stock that Ms. Gillman has the right to acquire from us within 60 days of April 14, 2025, pursuant to the exercise of stock options. Beneficial ownership includes 24,216 shares of common stock underlying RSUs the issuance of which has been deferred.

(9) Includes 102,681 shares of common stock that Mr. Munro has the right to acquire from us within 60 days of April 14, 2025, pursuant to the exercise of stock options. Beneficial ownership includes 24,216 shares of common stock underlying RSUs the issuance of which has been deferred.

(10) Includes 91,014 shares of common stock that Mr. Sadri has the right to acquire from us within 60 days of April 14, 2025, pursuant to the exercise of stock options. Beneficial ownership includes 3,000 shares of common stock underlying RSUs that will vest within 60 days of April 14, 2025.

(11) Includes 355,838 shares of common stock that Mr. Sims has the right to acquire from us within 60 days of April 14, 2025, pursuant to the exercise of stock options. Beneficial ownership includes 12,571 shares of common stock underlying RSUs the issuance of which has been deferred.

(12) Includes 646,134 shares of common stock that Mr. Suen has the right to acquire from us within 60 days of April 14, 2025, pursuant to the exercise of stock options.

(13) Includes 104,880 shares of common stock that Mr. Toscanini has the right to acquire from us within 60 days of April 14, 2025, pursuant to the exercise of stock options.

Executive Officers

The following table sets forth information regarding our executive officers as of April 14, 2025:

Name	Age	Position
Jacob Suen	51	President and Chief Executive Officer
Michael Elbaz	60	Chief Financial Officer
Ali S. Sadri	61	Chief Technology Officer

The biography for Mr. Suen can be found under “Proposal 1—Election of Directors.”

Michael Elbaz joined Airgain as Chief Financial Officer and Secretary in October 2022. Previously, Mr. Elbaz was the Vice President of Finance at Cohu, Inc., a public semiconductor equipment company, a position he held from October 2019 until October 2022. Prior to that, Mr. Elbaz was the Vice President of Finance at AMN Healthcare Services, Inc., a public healthcare solutions company, from February 2012 to October 2019. He also served as the Vice President of Finance and Chief Accounting Officer at Conexant Systems, Inc., a public semiconductor company from February 2009 to June 2011. Prior to 2009, Mr. Elbaz held various finance leadership positions at NextWave Wireless Inc. and Conexant Systems, Inc. Mr. Elbaz holds a Bachelor of Science in Business Administration from California State University, Chico and a Master of Business Administration from San Diego State University.

Ali S. Sadri, Ph.D. joined Airgain in 2021 as its Senior Vice President, Engineering, was appointed Chief Technology Officer in January 2022 and is responsible for developing solutions to support Airgain’s current and future businesses. Prior to joining Airgain, Dr. Sadri most recently served as Vice President of Engineering at SOLiD Inc. from 2020 to 2021. Prior to that, Mr. Sadri held several executive positions at various technology companies, most notably at Intel where he served as a senior director heading the communications standards group and the mmWave advanced technology development group from 2015 to 2019. Prior to Intel, Dr. Sadri also held executive positions at WiGig Alliance as founder and Chair of the Board, and as Director of Communications Standards at IBM from 1990 to 2000. In addition, Mr. Sadri has served as an industry international advisor at Tokyo Institute of Technology since 2018, and in 2000 he served as a visiting assistant professor at Duke University. Dr. Sadri received his BS, MS, and PhD in Electrical Engineering, with a minor in business from North Carolina State University.

Executive Compensation and Other Information

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. For 2024 our “named executive officers” and their positions were as follows:

Name	Position
Jacob Suen	President and Chief Executive Officer
Michael Elbaz	Chief Financial Officer
Ali Sadri	Chief Technology Officer

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion. As a “smaller reporting company” as defined under SEC rules, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

Company Overview

Headquartered in San Diego, California, Airgain, Inc. is a leading provider of advanced wireless connectivity solutions that drive cutting-edge innovation in 5G technology. We are committed to delivering high-performance, cost-effective, and energy-efficient wireless solutions that enable rapid market deployment. Our mission is to connect the world through integrated, innovative, and optimized wireless solutions. Our diverse product portfolio serves three primary markets: enterprise, automotive, and consumer.

Our enterprise products include Smart Network Controlled Cellular Repeaters, fixed wireless access ("FWA") devices, asset tracking solutions, embedded cellular modems, and antennas for access points and Internet of Things ("IoT") applications. Our automotive products include our second generation AirgainConnect® Fleet system solution – a low profile, roof-mounted, all-in-one 5G vehicle gateway – and aftermarket antennas. Our consumer products include embedded antennas for consumer access points, wireless gateways, smart home devices and FWA devices.

We have a rich history of providing radio frequency ("RF") expertise, services, and solutions to mobile operators and major original equipment manufacturers. We expanded our current portfolio of embedded cellular modems, asset tracking solutions and custom IoT systems with advanced 5G connectivity solutions, including our AirgainConnect Fleet vehicle gateway, Smart Network Controlled Cellular Repeaters, and FWA devices. We are leveraging our RF and systems experience, and our Mobile Network Operator and Multiple Service Operator relationships to deliver complex and differentiated system solutions.

2024 Business Highlights

In 2024, our sales increased by 8% compared to 2023, primarily driven by consumer and enterprise markets. We remained focused on our mission to connect the world through integrated, innovative, and optimized wireless solutions. Below are highlights:

•
Completed and launched our FWA Lantern product,

•
Launched our next-generation AirgainConnect® Fleet vehicle gateway, marking a significant advancement in our product portfolio,
•
Completed first Lighthouse commercial deployment in December 2024,
•
Secured a multi-year, multi-million-dollar strategic partnership with Omantel, the leading telecommunications provider in Oman, to redefine 5G connectivity across the Middle East and North Africa region, and
•
Received certification for AirgainConnect Fleet 5G vehicle gateway from AT&T, along with T-Mobile and industry bodies for use across North America.

Our Executive Compensation Best Practices

We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. The following table highlights some of our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our stockholders’ long-term interests:

WHAT WE DO

✓	Minimize Inappropriate Risk Taking. Our compensation program is weighted toward long-term incentive compensation to discourage short-term risk taking, and it includes multiple performance measures.

✓	Competitive Peer Group. Our compensation committee selects our peers from technology companies that are similar to us with respect to market capitalization, revenue and other criteria.

✓	Independent Compensation Committee. The compensation committee is comprised solely of independent directors under applicable stock exchange rules.

✓	Independent Compensation Advisor Reports Directly to the Compensation Committee. The compensation committee engages an independent compensation consultant to provide market perspective and insights.

✓

Stock Ownership Guidelines for Directors. We maintain stock ownership guidelines for our directors to encourage ownership of our common stock and alignment with the long-term interests of our stockholders.

✓	Pay for Performance. We design our executive compensation program to align pay with company and individual performance.

✓

A Significant Portion of Compensation is at Risk. Under our executive compensation program, a significant portion of compensation is “at risk” based on our performance, including short-term cash incentives and long-term equity incentives, to align the interests of our executive officers and stockholders.

✓	Annual Market Review of Executive Compensation. The compensation committee and its compensation consultant annually assess competitiveness and market alignment of our compensation plans and practices.

✓	Multi-Year Vesting Requirements. The equity awards granted to our executive officers generally vest over multi-year periods, consistent with current market practice and our retention objectives.

✓

Clawback Provision. We implemented a claw back provision for our executive compensation in October 2023 that recovers any incentive-based compensation that was erroneously awarded as a result of a restatement of our financial statements.

WHAT WE DON’T DO

x

No Special Health or Welfare Benefits for Executives. Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees. Executives do not have access to special benefits programs.

x	No Post-Employment Tax Gross-Ups. We do not provide any post-employment tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

x

No “Single Trigger” Change in Control Cash Severance Benefits. The employment agreements with our named executive officers do not include any “single trigger” change in control cash severance benefits.

x

No Hedging and Pledging. Our insider trading policy prohibits our employees (including executive officers) and directors from engaging in hedging or short-term speculative transactions involving our securities.

Executive Compensation Philosophy and Objectives:

Airgain’s compensation philosophy for its executives is intended to

•
Attract, retain, and motivate our executive team members
•
Differentiate total rewards based on individual qualifications, performance and impact
•
Incentivize our executives to drive both short and long-term value for all our shareholders and
•
Align rewards with performance, both company performance and individual performance and impact

Our total rewards philosophy includes market-competitive cash compensation in the form of base salaries and target annual incentive, as well as long-term incentives in the form of equity that encourage value creation and share-price appreciation. In general, our total target annual cash compensation is targeted between the 40th and 65th percentiles of our market peers. Our equity compensation for the past two years has generally been delivered in stock options and restricted stock units (RSUs). Our target annual equity award value is between the 45th and 75thpercentile of our market peers.

2024 Compensation Review and Decisions:

Each year our compensation committee engages an independent compensation consulting firm to assist in identifying an appropriate peer group. With that peer group, the consultant provides an analysis of our executive compensation relative to market and provides insights and perspective on executive compensation practices and trends.

Our peer group is updated each year to reflect companies in the same or similar industry that have similar operating models and comparable financials, e.g., annual revenue and market cap.

Below is a summary of the results of our executive compensation program for 2024:

•
Compensation Adjustments. For 2024, our Chief Executive Officer’s base salary was increased by 8.4%, our Chief Technology Officer’s base salary was increased by 18.2%, and the base salary of our Chief Financial Officer remained the same. The target bonuses of our named executive officers remained unchanged from 2023 levels.
•
Annual Bonus Payouts Tied to Performance, Resulting in Below Target Payouts. For 2024, the financial objectives constituted 80% of the total annual bonus opportunity for our named executive officers, with revenue performance weighted 60% of the total bonus opportunity and adjusted EBITDA weighted 20% of the total bonus opportunity. Key strategic objectives comprised the remaining 20% of the annual bonus opportunity. The corporate achievement for the 2024 annual bonus was 15% of target. Each executive officer received 15% of their target annual bonus were paid in the form of fully vested RSUs, which awards were granted and immediately vested on March 15, 2025.
•
Equity Incentives. In 2024, our named executive officers received annual equity awards in the form of stock options and RSUs. The total value of the 2024 annual equity awards were delivered 50% in stock options and 50% in RSUs.
o
Stock options are an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our common stock increases above the exercise price. As a result, they provide strong incentives for our named executive officers to increase the value of our common stock over the long term, and they tightly align the interests of our executives with those of our stockholders.
o
RSU awards are granted because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even in cases where the share price is trading lower than the initial grant price.

Summary Compensation Table

The following table presents information regarding compensation earned by or awards to our named executive officers during the fiscal years ended December 31, 2024 and 2023:

Name and principal position	Year	Salary	Bonus	Stock awards(1)	Option awards(1)	Non-equity incentive plan awards(2)	All other compensation (3)	Total
Jacob Suen, President and Chief Executive Officer	2024	$450,000	$—	$414,222	$371,775	$67,500	$12,119	$1,315,616
	2023	$386,469	$—	$211,926	$212,008	$—	$14,958	$825,361

Michael Elbaz, Chief Financial Officer	2024	$315,000	$—	$188,085	$161,100	$28,350	$9,512	$702,047
	2023	$293,344	$—	$85,850	$85,885	$—	$10,062	$475,141

Ali Sadri, Chief Technology Officer	2024	$325,000	$—	$182,737	$214,905	$29,250	$7,104	$758,996
	2023	$302,656	$—	$146,356	$146,410	$—	$8,190	$603,612

(1) Amounts reflect the full grant-date fair value of stock and option awards granted during the relevant fiscal year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all awards made to our named executive officers in Note 12 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 27, 2025.

(2) The amount represents annual performance bonuses earned by the named executive officers for performance during 2024. Annual bonuses for 2024 were paid in the form of fully vested RSUs, which were granted, under the 2016 Plan to our named executive officers on March 15, 2025. The number of shares issued was calculated by dividing the annual bonus amount payable to the named executive officer by the trailing average trading closing price of our common stock for thirty trading days preceding the date of grant. In satisfaction of this obligation, 15,481 shares were issued to Mr. Suen, 6,502 shares were issued to Mr. Elbaz, and 6,708 shares were issued to Mr. Sadri. The grant date fair value of the shares awarded to the named executive officers was equivalent to the annual performance bonus amounts reflected in the table above.

(3) For 2024, this represents Company paid contributions to 401(k) retirement savings plan accounts and the cost of company paid life insurance for each named executive officers.

Narrative Disclosure to Compensation Tables

Overview

The primary elements of compensation for our named executive officers are base salary, annual bonuses and long-term incentive awards in the form of equity awards. The named executive officers also participate in employee benefit plans and programs that we offer to our other employees, as described below.

The compensation committee of our Board develops, reviews and approves each of the elements of our executive compensation program. The compensation committee also regularly assesses the effectiveness and competitiveness of our compensation programs. The compensation committee is authorized to retain the services of third-party compensation consultants and other outside advisors, from time to time, to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

In 2024, the compensation committee retained Compensia, an independent third-party compensation consulting firm for guidance in making its executive compensation decisions. Compensia did not provide any other services to us in 2024 beyond its engagement as an advisor to the Compensation committee on executive compensation matters. The compensation committee assessed the independence of Compensia pursuant to SEC and Nasdaq rules and concluded that no conflict of interest existed that would have prevented Compensia from serving as an independent consultant to the compensation committee currently or during 2024.

In addition, in the second half of 2023 and first quarter of 2024, Airgain management conducted a shareholder outreach program, seeking to engage its major institutional shareholders in discussion regarding a range of topics, including board structure and composition, executive leadership, executive compensation, corporate governance and ESG-related topics. The Company intends to continue a regular cadence of outreach to its major shareholders.

Executive Compensation Components

The compensation committee and the Board believe in a "Total Rewards" strategy for our named executive officers, which means that they consider the total value of each executive's (i) base salary, (ii) target and actual annual bonus, (iii) equity compensation and iv) health and welfare benefits. As such, each element of Total Rewards is considered independently and in aggregate when considering new hire and ongoing compensation for the named executive officers.

Our overall strategy is to provide Total Rewards that are competitive in the markets in which we compete for talent and fair and equitable based on the executive’s role, qualifications, and competitive market benchmarks.

The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined. Mr. Suen is not present for the deliberations or decision by our Board when considering or approving his compensation arrangements.

Annual Base Salary

In general, base salaries for our named executive officers are established at the time when the executive is hired, based on such executive’s position scope, qualifications, experience internal alignment, competitive market benchmarks for the executive's position, and through arm's length negotiation. Similarly, base salaries of our named executive officers are reviewed and approved annually or in the case of a promotion or other significant change in responsibility, as needed by our compensation committee or Board. Adjustments to base salaries are considered based on the scope of an executive’s responsibilities, qualifications and experience, individual contribution, sustained positive impact, internal alignment, other elements of compensation, and external market benchmarks relative to our designated peer group.

Base salary adjustments are considered in the context of Total Rewards and are awarded only if the compensation committee or the Board believes that there is support for such adjustment. This approach is consistent with our intent of offering compensation that is competitive and contingent on the achievement of performance objectives.

In January 2024, the compensation committee reviewed the base salaries of our named executive officers and determined the following adjustments to their base salaries based a competitive peer group market analysis.

Name	2024 Base Salary	Percentage change from 2023
Mr. Suen	$450,000	8.4%
Mr. Elbaz	$315,000	0.0%
Mr. Sadri	$325,000	0.0%

Annual Cash Bonus

In January 2024, the compensation committee adopted a 2024 annual bonus program for our named executive officers. The target bonus as a percentage of annual base salary was 100% for Mr. Suen and 60% for Mr. Elbaz and Mr. Sadri.

The annual bonus metrics are intended to be relevant to driving the business impact for the current year and/or milestones to future positive company outcomes, with payout levels set for threshold, target and maximum, as reflect in the table below.

Under the 2024 annual bonus program, each executive’s annual bonus was based on two financial metrics: corporate revenue (weighted at 60%), and adjusted EBITDA performance (weighted at 20%), for a total weighting of 80% for the financial metrics. The remaining 20% of the executive’s annual bonus was based on Company performance relative to five key strategic objectives (KSOs), as set forth in the table below, with a maximum payout level of 125% for the KSOs.

The financial metrics includes corporate revenue and adjusted EBITDA at threshold, target and maximum performance levels, corresponding to the payout levels. Target performance is paid at 100%, maximum performance is paid at 125% and threshold performance is paid at 70%. Performance achieved on the financial metrics between threshold and target, and maximum is calculated by linear interpolation. If the Threshold performance for the financial metrics is not achieved, no payout is earned, as illustrated in the table below.

The financial performance targets and the actual achievement of such objectives for 2024 are set forth in the table below.

Performance Components	Threshold (70% payout)	Target (100% payout)	Maximum (125% payout)	Actual	% of Target Payout Attained
Revenue	>$62.5 million	>$72.5 million	>$80.0 million	$60.6 million	0.0%

Adjusted EBITDA(1)	$0.5 million	>$1.25 million	>$2.5 million	$-0.8 million	0.0%

(1) Adjusted EBITDA is a non-GAAP measure that our compensation committee and Board determined to use in connection with the annual bonus program because, by excluding certain non-cash expense, adjusted EBITDA allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control and are not necessarily reflective of operational performance during a period. For purposes of our 2024 annual bonus program, adjusted EBITDA represents our earnings before interest, taxes, depreciation, amortization, and also excludes stock-based compensation expense, which represents non-cash charges for the fair value of stock awards, and other income as well as interest income offset by interest expense.

With respect to the KSOs, five strategic objectives were established by our compensation committee in early 2024, with payout levels ranging from 0% to 125% depending on how many of the strategic objectives were met during the year, as set forth in the table below.

Payout % Based on # Strategic Objectives Met	# Objectives Met and Payout Level	2024 Key Strategic Objective	Achieved/Not Achieved
25%	1	Next Generation Product Trial Ready Sample	Achieved
50%	2	Secure New Design Win with $10.0M Lifetime Value	Achieved
75%	3	New Product Targeted Units Shipment	Not Achieved
100%	4	Target Sales Growth Rate for Specific Line of Business	Not Achieved
125%	5	Secure New Enterprise Product PO	Achieved

In January 2025, our compensation committee reviewed the results for the 2024 annual bonus metrics and determined, based on the lack of achievement of the revenue and adjusted EBITDA objectives, there would be no bonus paid on those objectives. With respect to the KSOs, three of the five KSOs were met, resulting in achievement of 75% of the target payout for the KSO portion of the annual bonus, and achievement of 15% of the total annual bonus opportunity for the 2024 bonus. The 2024 annual bonuses for each of our named executive officers were paid in the form of fully vested RSUs, which were granted in March 15, 2026.

Equity Compensation

The goals of our long-term, equity-based incentive awards are to align the interests of our named executive officers with the interests of our stockholders. Vesting is based on continued employment over multiple years, so our equity-based incentives also encourage the retention of our named executive officers. In determining the size of the long-term equity incentives to be awarded to our named executive officers, the compensation committee considers several factors, including the relative job scope, the size and value of existing long-term incentive awards, individual performance, prior contributions to the Company, future impact and market data for equity award for comparable companies and our peer group.

We use equity awards to compensate our named executive officers primarily in the form of initial grants in connection with the commencement of employment and annual incentive grants. However, while we intend that the majority of equity awards to our named executive officers be made pursuant to initial grants or our annual grant program, the compensation committee retains discretion to make equity awards at other times, including in connection with the promotion, to reward, for retention purposes or for other circumstances recommended by management or the compensation committee.

New hire awards may be awarded under our 2021 Employment Inducement Incentive Award Plan, referred to herein as the Inducement Plan, and annual equity awards are granted under our 2016 Plan, and may be stock options, RSUs, performance stock unit (PSUs), or other equity instruments approved under the appropriate equity plan and by the compensation committee. The use of different equity instruments is to further the goal of attracting and retaining top performers and balancing the relative advantages of different equity instruments.

Our Board has adopted, and our stockholders have approved, the 2016 Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our Company and certain of its affiliates and to enable our Company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success.

•
Stock options are an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our common stock increases above the exercise price. As a result, they provide strong incentives for our executive officers to increase the value of our common stock over the long term, and they tightly align the interests of our executives with those of our stockholders. Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Generally, the stock options we grant vest over four years, with 25% of the shares subject to the option vesting on the first anniversary of the vesting commencement date, and the remainder vesting in equal monthly installments over a period of three years thereafter, subject to the recipient’s continued employment or service on each vesting date. Options have a term of ten years from the date of grant.

•
RSU awards are granted because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even in cases where the share price is trading lower than the initial grant price. Generally, the RSUs we grant vest in equal annual increments over four years, subject to the recipient’s continued employment or service on each vesting date.

Stock awards granted to our named executive officers may be subject to accelerated vesting in certain circumstances. For additional discussion, see “Employment Agreements” below.

In March 2024, the compensation committee approved the annual equity awards for our named executive officers in a combination of stock options and RSU awards. The stock option and RSU awards granted to our named executive officers during 2024 are described in the “Outstanding Equity Awards at the End of 2024” table below.

In addition, Messrs. Suen, Elbaz, and Sandri were each granted an award of fully vested RSUs in the amount of 6,577, 4,992, and 5,150, respectively, in March 2024 in recognition of their efforts toward furthering the Company’s profitability, including their agreement during 2023 to voluntarily reduce their base salaries by 15% from July 1, 2023 through December 31, 2023. Additionally, Mr. Suen was granted 1,258 fully vested RSUs in March 2024 in recognition of the prior expiration of certain stock options previously granted to him.

Other Elements of Compensation

•
Retirement Plans

We currently maintain a 401(k) retirement savings plan that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, or the Code, on a pre-tax basis through contributions to the plan. Our named executive officers are eligible to participate in the 401(k) plan. We may make discretionary matching contributions under the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our named executive officers in accordance with our compensation policies. The Company provides a safe harbor match of up to 4% of our eligible employee’s salary.

•
Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans. We do not provide our named executive officers with any other significant perquisites or other personal benefits.

•
Termination or Change in Control Benefits

Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with certain terminations of employment or a change in control of our Company. For additional discussion, please see “—Employment Agreements” above.

Equity Award Timing Policies and Practices

Equity awards to employees are typically granted in connection with our annual award process that occurs in the first quarter of each year, as well as to new hires in connection with their commencement of employment. We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. For all stock option awards, the exercise price is the closing price of our common stock on the Nasdaq Stock Market on the date of the grant (or if the grant date is not a trading day, then on the immediately preceding trading day). During 2024, we did not grant stock options, stock appreciation rights, or similar option‐like instruments to our named executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 10-K, 10-Q, or Form 8-K that discloses material nonpublic information.

Outstanding Equity Awards at the End of 2024

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2024:

		Option Awards					Stock Awards
Name	Grant date	Number of securities underlying unexercised options exercisable(1) #	Number of securities underlying unexercised options unexercisable(1) #		Option exercise price $	Expiration date	Number of shares or units of stock that have not vested(2) #	Market value of shares or units of stock that have not vested(3) $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) $
Jacob Suen	3/18/2015	12,102	—		2.00	3/18/2025	—	—	—	—
	5/24/2016	4,573	—		1.90	5/24/2026	—	—	—	—
	4/25/2017	25,000	—		15.20	4/25/2027	—	—	—	—
	1/19/2018	45,000	—		10.94	1/19/2028	—	—	—	—
	5/16/2018	25,000	—		8.17	5/16/2028	—	—	—	—
	1/16/2019	87,500	—		11.46	1/16/2029	—	—	—	—
	8/12/2019	250,000	—		12.07	8/12/2029	—	—	—	—
	1/28/2021	82,152	1,748		24.18	1/28/2031	10,125	71,483	—	—
	2/1/2022	36,619	15,079		9.46	2/1/2032	—	—	—	—
	3/1/2022	—	—		—	—	13,072	92,288	—	—
	4/1/2022	—	—		—	—	—	—	29,032	204,966
	3/15/2023	37,101	47,702		5.07	3/15/2033	31,350	221,331	—	—
	3/15/2024	—	123,925		5.38	3/15/2034	69,158	488,255	—	—

Michael Elbaz	10/17/2022	47,113	39,865		7.11	10/17/2032	23,486	165,811	17,448	123,183
	3/15/2023	—	—		—	—	12,699	89,655	—	—
	3/15/2023	15,030	19,324		5.07	3/15/2033	—	—	—	—
	3/15/2024	—	53,700		5.38	3/15/2034	29,968	211,574	—	—

Ali Sadri	6/30/2021	17,916	2,084		20.62	6/30/2031	3,000	21,180	—	—
	2/1/2022	16,347	6,732		9.46	2/1/2032	—	—	—	—
	3/1/2022	—	—		—	—	5,835	41,195	—	—
	4/1/2022	—	—		—	—	—	—	22,580	159,415
	3/15/2023	25,621	32,943		5.07	3/15/2033	21,650	152,849	—	—
	3/15/2024	—	71,635	(5)	5.38	3/15/2034	28,816	203,441	—	—

(1) Except as specified below, all options have a term of ten years from the date of grant and vest over four years, with 25% of the shares underlying the options vesting on the first anniversary of the vesting commencement date and the remaining shares underlying the options vesting monthly over the three-year period thereafter, subject to the holder’s continuous employment or service. The options granted on January 16, 2019, have a vesting commencement date of January 1, 2019. For all other options, the vesting commencement date is generally the grant date. The options are eligible to vest on an accelerated basis as provided in the named executive officers’ employment agreements described below.

(2) RSU awards vest in four equal installments on the anniversary date for four years following the date of grant, subject to the holder’s continuous employment or service. The awards are eligible to vest on an accelerated basis as provided in the named executive officers’ employment agreements described below.

(3) Market value is calculated based on the closing price of our common stock of $7.06 per share on December 31, 2024, times the number of shares subject to the award.

(4) Represents PSUs that vest based on both stock price appreciation and revenue objectives over a performance period ending on March 31, 2025. Up to 150% of the target PSUs will be eligible to vest based on company performance. The PSUs are reflected in the table above at “target” levels. In 2025, it was determined that none of the PSUs were earned, and as a result, all of the PSUs were forfeited.

(5) 20,000 shares subject to the option vest as follows: (1) 25% of the shares vest on March 15, 2025, and the remaining shares vest on March 15, 2026, subject to Mr. Sadri’s continuous employment or service. The remaining shares subject to the option vest as provided in Footnote 1 above.

Employment Arrangements with our Named Executive Officers

Employment Agreements with Jacob Suen and Michael Elbaz

We have entered into employment agreements with Messrs. Suen and Elbaz. The employment agreements provide for an indefinite term and for at-will employment. The agreements also set forth each executive’s annual base salary and target bonus opportunity and provide that each executive will be entitled to the benefits provided to employees generally.

Pursuant to the employment agreements, if we terminate the executive’s employment without cause or the executive resigns for good reason, the executive is entitled to the following payments and benefits: (1) fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which the executive is entitled; (2) a lump sum cash payment in an amount equal to 12 months of base salary as in effect immediately prior to the date of termination plus an amount equal to the executive's target bonus for the calendar year during which the date of termination occurs, prorated for such portion of the calendar year during which such termination occurs that has elapsed through the date of termination; and (3) continuation of health benefits at our expense for a period of 12 months following the date of termination.

In the event an executive’s termination without cause or resignation for good reason occurs within 12 months following a change in control, the executive is entitled to the following payments and benefits: (1) fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which the executive is entitled; (2) a lump sum cash payment in an amount equal to 12 months of base salary as in effect immediately prior to the date of termination; (3) a lump sum cash payment in an amount equal to the executive's target bonus for the year in which the termination of employment occurs; and (4) continuation of health benefits at our expense for a period of 18 months following the date of termination. All of an executive’s outstanding equity awards, other than PSUs, will become fully vested and exercisable in the event of a termination without cause or resignation for good reason at any time following a change in control (or, for awards granted to our named executive officers after April 2020, such a termination within 60 days prior to a change in control or at any time following a change in control). PSUs will be eligible to vest upon a change of control based on the performance criteria met at the time of the change in control.

If the executive’s employment is terminated as a result of death or following permanent disability, the executive's estate, as applicable, is entitled to the following payments and benefits: (1) any fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which the executive is entitled; and (2) a lump sum cash payment in an amount equal to the “earned” bonus for the calendar year during which the date of termination occurs calculated as of the date of termination (wherein “earned” means that the executive has met the applicable bonus metrics as of date of such termination, as determined by the Board), prorated for such portion of the calendar year during which such termination occurs that has elapsed through the date of termination.

Severance Agreement with Ali Sadri

We have entered into a severance agreement with Mr. Sadri. Pursuant to the severance agreement, if we terminate Mr. Sadri’s employment without cause at any time, or if he resigns for good reason within 12 months following a change in control, he is entitled to the following payments and benefits: (1) fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a lump sum cash payment in an amount equal to 12 months of base salary as in effect immediately prior to the date of termination plus an amount equal to his target bonus for the calendar year during which the date of termination occurs, prorated for such portion of the calendar year during which such termination occurs that has elapsed through the date of termination; (3) continuation of health benefits at our expense for a period of 12 months following the date of termination; and (4) accelerated vesting of his outstanding equity awards that would have vested during the 12 months following the date of his termination of employment had he remained continuously employed with us during such period.

Defined Terms Applicable to Executive Employment Arrangements

For purposes of the executive employment arrangements, “cause” generally means an executive officer’s (1) material breach of his employment agreement, his confidentiality and inventions assignment agreement or the definitive agreements relating to his stock option awards; (2) continued substantial and material failure or refusal to perform according to, or to comply with, the policies, procedures or practices established by the Company; (3) appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on our behalf; (4) misappropriation (or attempted appropriation) of any of our funds or property of any kind; (5) willful gross misconduct; or (6) conviction of a felony involving moral turpitude that is likely to inflict or has inflicted material injury on our business; provided, however, that except for cause being the result of item (6) above, we will provide written notice to the executive officer, which notice specifically identifies the nature of the alleged cause claimed by us with enough specificity for the executive officer to be able to cure, and the executive officer will have 15 days to cure the purported ground(s) for cause.

For purposes of the executive employment arrangements, “good reason” generally means (1) a material reduction in the executive officer’s authority, duties or responsibilities relative to the executive officer’s authority, duties or responsibilities in effect immediately prior to such reduction; as set forth in the executive's employment agreement; (2) a material reduction in the executive officer’s annual base salary; (3) a relocation of the executive officer’s or our principal executive offices by more than 25 miles, or (4) any material breach by us or any successor or affiliate of obligations to the executive officer under the employment agreement.

For purposes of the employment arrangements, “change in control” generally means (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than us, any of our subsidiaries, or any existing stockholder) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities, (2) during any period of two consecutive years, individuals who, at the beginning of such period, constitute our board together with any new directors whose election by the board or nomination for election was approved by a vote of at least 2/3 of the then-current board members who were directors at the beginning of the period or whose election or appointment was so approved, cease for any reason to constitute a majority of the Board, or (3) the consummation of the sale or disposition by us of all or substantially all of our assets, or the consummation of a merger, consolidation, reorganization business combination, or acquisition of assets or stock of another entity, in each case in which our voting securities outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least a majority of the combined voting power of such surviving entity or its parent outstanding immediately after such transaction and no “person” owns 50% or more of the surviving entity or its parent.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2024, 2023 and 2022, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return ($)	Net Income (Loss) ($)
2024	$1,315,616	$3,248,869	$730,521	$1,335,232	$64	$(8,688,000)
2023	$825,361	$(308,386)	$539,377	$187,599	$32	$(12,428,000)
2022	$1,291,136	$(20,615)	$1,048,662	$931,271	$59	$(8,659,000)

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs

2024	Jacob Suen	Michael Elbaz and Ali Sadri
2023	Jacob Suen	Michael Elbaz and Ali Sadri
2022	Jacob Suen	Michael Elbaz and Morad Sbahi

(2)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for PSU awards, the valuation technique utilized at the grant dates was the Monte Carlo simulation model, which utilized multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objective established for the award, including our stock price volatility over the time horizons matching the performance period and a risk-free interest rate derived from the yield on U.S. government bonds of appropriate term from the U.S. Department of Treasury, and a dividend yield based on historic and future dividend yield estimates. The PSU fair values were calculated as of the applicable year-end date(s) by valuation techniques that did not differ materially from the technique used at the grant dates, and (iii) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award in the case of underwater stock options and, in the case of in the money options, an expected life equal to the original ratio of expected life relative to the ten year contractual life multiplied times the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%. We provide information regarding the assumptions used to calculate the value of all awards made to our named executive officers in Note 12 to the financial statements included in our 2024 Annual Report filed with the SEC on February 27, 2025.

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2022		2023		2024
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(578,776)	$(731,346)	$(423,934)	$(232,251)	$(785,997)	$(373,413)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	526,000	712,058	314,424	172,256	971,638	451,948
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	—	—	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(1,110,932)	(86,707)	(1,041,637)	(251,046)	1,579,933	392,350
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(148,043)	(11,396)	17,401	(40,738)	133,729	102,217
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—	—	(8,202)	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—	—	—	—
Total adjustments	$(1,311,751)	$(117,391)	$(1,133,746)	$(351,779)	$1,891,100	$573,102

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, and (ii) our net income (loss), in each case, for the fiscal years ended December 31, 2024 and 2023.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Equity Compensation Plan Information

As of December 31, 2024, we had four equity compensation plans in place under which equity awards were outstanding or shares of our common stock were authorized for issuance detailed as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,897,980	(1)	$9.26	657,872	(2)
Equity compensation plans not approved by security holders	421,071	(3)	$8.03	209,439	(4)

(1) Includes 2,088,116 shares of common stock that were subject to option awards and 735,672 shares of common stock that were subject to RSUs and 74,192 shares of common stock that were subject to PSUs (at “target”), under the 2016 Plan and the 2013 Equity Incentive Plan.

(2) Includes 163,722 shares of common stock available for issuance under the 2016 Plan and 494,150 shares of common stock available for issuance under our Employee Stock Purchase Plan (all of which were eligible to be purchased during the offering period in effect under the Employee Stock Purchase Plan on such date). This amount does not include any additional shares that may become available for future issuance under the 2016 Plan or the Employee Stock Purchase Plan pursuant to the automatic increases to the share reserves under such plans on January 1 of each year pursuant to their terms.

(3) Represents 286,071 shares of common stock that were subject to option awards, 98,769 shares of common stock that were subject to RSUs and 36,231 shares of common stock that were subject to PSUs (at “target”) under the Inducement Plan. The material features of our Inducement Plan are more fully described in Note 11 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and filed with the SEC on February 27, 2025.

(4) Represents shares remaining available for issuance under the Inducement Plan.

Certain Relationships and Related Person Transactions

We describe below the transactions and series of similar transactions, since January 1, 2023, to which we were a party or will be a party, in which the amounts involved exceeded or will exceed $120,000 (or, if less, 1% of the average of our total assets at year-end for the last two completed fiscal years), and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock holders or any member of their immediate family had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “ ““Executive Compensation and Other Information” and “Proposal 1—Election of Directors—Director Compensation” and above.

Indemnification

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.

Policies and Procedures Regarding Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 (or, if less, 1% of the average of our total assets at year-end for the last two completed fiscal years) and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

Stockholder Proposals

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2026, including nominations of any person for election to our Board, must be received by us no later than January 1, 2026, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the 2025 Annual Meeting, in order to be included in our proxy statement and form of proxy card relating to that meeting, unless the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2025 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of any person for election to our Board not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice that meets the requirements set forth in our amended and restated bylaws must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2026 annual meeting of stockholders, such a proposal must be received by us no earlier than February 11, 2026, and no later than March 13, 2026. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the later of the close of business on the 90th calendar day prior to such annual meeting and the close of business on the tenth calendar day following the day on which public disclosure of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the Board for the 2026 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2026.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2026 annual meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Annual Report

Any person who was a beneficial owner of our common stock on the record date may request a copy of our 2024 Annual Report and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our Company at such date. Requests should be directed to Airgain, Inc., 3611 Valley Centre Drive, Suite 150, San Diego, CA 92130, Attention: Corporate Secretary. You also may access this proxy statement and our 2024 Annual Report at www.proxydocs.com/AIRG. We make available free of charge on our website all of our filings that are made electronically with the SEC, including our 2024 Annual Report. These materials can be found in the “Investors—SEC Filings” section of our website at www.airgain.com.

Stockholders Sharing the Same Address

The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, we will provide copies of these documents, free of charge, upon written request to Airgain, Inc., 3611 Valley Centre Drive, Suite 150, San Diego, CA 92130.

Attention: Corporate Secretary or by calling (760) 579-0200. Such requests by street name holders should be made through their bank, broker or other holder of record. Stockholders sharing an address that are receiving multiple copies of the Internet Notice can request delivery of a single copy of the proxy statement or annual report or Internet Notice by contacting their broker, bank, or other intermediary or sending a written request to Airgain, Inc. at the address above or by calling (760) 579-0200.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of our Common Stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received, we believe that for the fiscal year ended December 31, 2024, all Reporting Persons complied with all applicable Section 16(a) filing requirements.

Other Matters

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the 2025 Annual Meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to vote their shares via the toll-free telephone number or over the Internet, as described in this proxy statement. If you received a copy of the proxy card by mail, we urge you to complete, sign, and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ James K. Sims
James K. Sims
Chair of the Board of Directors

San Diego, California
April 29, 2025

Airgain
P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Airgain, Inc.

Annual Meeting of Stockholders

For Stockholders of Record as of April 14, 2025

Wednesday, June 11, 2025 9:00 AM, Pacific Time

Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/AIRG for more details

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:00 AM, Pacific Time, June 11, 2025.

Internet:
www.proxypush.com/AIRG
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-829-5171
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
To attend the meeting, you must register by 2:00 PM PT on June 9, 2025 at www.proxydocs.com/AIRG

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Jacob Suen and Michael Elbaz (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Airgain, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Airgain, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect three directors to serve as Class III directors for a three-year term to expire at the 2028 annual meeting of stockholders.	FOR	WITHHOLD		
	1.01 Kiva A. Allgood	☐	☐		FOR
	1.02 Thomas A. Munro	☐	☐		FOR
	1.03 Jacob Suen	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To consider and vote upon the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐	FOR
3.	To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.	☐	☐	☐	FOR
4	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.				

To attend the meeting, you must register by 2:00 PM PT on June 9, 2025 at www.proxydocs.com/AIRG Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.